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                                                                     EXHIBIT 5.1


                    [LEWIS, RICE & FINGERSH, L.C. LETTERHEAD]




                                 May 1, 2001


RightCHOICE Managed Care, Inc.
1831 Chestnut Street
St. Louis, MO  63103

         Re:  RightCHOICE Managed Care, Inc. Rule 462(b)
              Registration Statement on Form S-1

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Rule 462(b) Registration Statement (the "Registration Statement") on Form S-1 (Registration No. 333-_________) filed by RightCHOICE Managed Care, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 575,000 shares of the Company's Common Stock, $.01 par value per share, to be offered by the selling stockholder (the "Selling Stockholder Shares").

         In connection with the preparation of the Registration Statement, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

         Based on the foregoing, we are of the opinion that the Selling Stockholder Shares have been duly and validly issued and are outstanding, fully paid and non-assessable.

         We render the foregoing opinion as members of the Bar of the State of Missouri and express no opinion as to any law other than the General Corporation Law of the State of Delaware (the "DGCL"), the applicable provisions of the Delaware Constitution and the reported decisions interpreting the DGCL and the applicable provisions of the Delaware Constitution.

         We consent to the use of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,



                                            /s/ Lewis, Rice & Fingersh, L.C.
                                                Lewis, Rice & Fingersh, L.C.